UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

CytomX Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd
Suite 400
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 515-3185

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 13, 2025, CytomX Therapeutics, Inc. (the “Company”) announced an update on the CX-2051 Phase 1 study. The CX-2051 dose expansions at 7.2 mg/kg, 8.6 mg/kg, and 10 mg/kg doses, administered every three weeks, have each enrolled approximately 20 patients as planned. A single Grade 5 treatment-related acute kidney injury occurred in a patient with a complex medical history, including having a solitary kidney. The Grade 5 event was believed to be secondary to nausea, vomiting and diarrhea. The Company was made aware of the event on July 11, 2025 and promptly reported the event to the FDA on July 18, 2025 in accordance with regulatory requirements. The CTMX-2051-101 Safety Review Committee convened on July 14, 2025 and supported continued study execution and enrollment. The CTMX-2051-101 study is ongoing, with a Phase 1 data update expected by Q1 2026.

Forward-Looking Statements

This report includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond the Company’s control, and may cause the actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the ongoing clinical trial of CX-2051 and the timing of data availability for the Company’s clinical trial of CX-2051. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the unproven nature of the Company’s novel PROBODY® therapeutic technology; uncertainties around the Company’s ability to raise sufficient funds to carry out its planned research and development; Company’s clinical trial product candidates are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties, including the possibility that the results of preclinical research and early clinical trials, including initial CX-2051 results, may not be predictive of future results; the possibility that the Company’s clinical trials will not be successful; the possibility that current preclinical research may not result in additional product candidates; the Company’s dependence on the success of CX-2051; the Company’s reliance on third parties for the manufacture of the Company’s product candidates; possible regulatory developments in the United States and foreign countries, including China and the European Union; and the risk that the Company may incur higher costs than expected for research and development or unexpected costs and expenses. Additional applicable risks and uncertainties include those relating to the Company’s preclinical research and development, clinical development, and other risks identified under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2025. The forward-looking statements contained in this report are based on information currently available to the Company and speak only as of the date on which they are made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: August 13, 2025	By:	/s/ Christopher W. Ogden
Christopher W. Ogden
SVP, Chief Financial Officer